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                                                                       EXHIBIT 8



                                                                November 1, 1995



                                  FEE SCHEDULE


                               Custodian Contract
                                    between
                           American AAdvantage Funds
                                      and
                           NationsBank of Texas, N.A.





                  Compensation for all duties to be performed:

                                $26,000 per year